Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Deciphera Pharmaceuticals, Inc. of our report dated August 15, 2017 relating to the balance sheet of Deciphera Pharmaceuticals, Inc. and our report dated June 23, 2017 relating to the financial statements of Deciphera Pharmaceuticals, LLC, which appear in Deciphera Pharmaceuticals, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333- 220299).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 6, 2017